Exhibit 31.1: Sarbanes-Oxley Certification
Re: Asset Backed Securities Corporation
Home Equity Loan Trust Series 2005-HE7
Asset Backed Pass-Through Certificates, Series 2005-HE7
I, Gregory P. Richter, certify that:
1.
I have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing distribution and servicing reports filed in respect of periods included in the year covered by this annual report, of Asset Backed
Securities Corporation Home Equity Loan Trust Series 2005-HE7 (the "Trust");
2.
Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;
3.
Based on my knowledge, the distribution information required to be prepared by the Trustee based upon the servicing information required to be provided by the Servicer under the Pooling and Servicing Agreement is included in these reports;
4.
Based on my knowledge and upon the annual compliance statements included in the report and required to be delivered to the Trustee in accordance with the terms of the Pooling and Servicing Agreement and based upon the review required under the Pooling and Servicing Agreement, and except as disclosed in the report, the
Servicer has fulfilled its obligations under the Pooling and Servicing Agreement; and
5.
The reports disclose all significant deficiencies relating to the Servicer's compliance with the minimum servicing standards based, in each case, upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or
similar standard as set forth in the Pooling and Servicing Agreement, that is included in these reports.
In giving the certifications above, I have reasonably relied on the information provided to me by the following unaffiliated parties: the Servicer and the Trustee.

Capitalized terms used but not defined herein have the meanings ascribed to them in the Pooling and
Servicing Agreement, dated July 1, 2005 (the "Pooling and Servicing Agreement"), among Asset Backed Securities
Corporation, as depositor (the "Depositor"), DLJ Mortgage Capital, Inc., as seller (the "Seller"), Centex Home
Equity Company, LLC, as servicer (the "Servicer"), MortgageRamp, Inc., as loan performance advisor (the "Loan
Performance Advisor") and U.S. Bank National Association, as trustee (the "Trustee").
/s/ Gregory P. Richter
Gregory P. Richter
Vice President
March 7, 2006